                                                                   EXHIBIT 99.p3

                           RULE 17J-1 AND RULE 204A-1
             STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS

                                   ADOPTED BY

                            MASON STREET FUNDS, INC.
                      NORTHWESTERN MUTUAL SERIES FUND, INC.
                           MASON STREET ADVISORS, LLC
                            (AS OF JANUARY 20, 2005)

I. INTRODUCTION

     Investment  companies,  investment advisers and their officers,  directors, employees and affiliated  persons face inherent  conflicts of interest when they trade in  securities  for their own  accounts.  They have access to  information about their client's securities  transactions,  which they can exploit for their own benefit.

     Rule 204A-1 under the Investment Advisers Act (the "Advisers Act") and Rule
17j-1  under  the   Investment   Company  Act  (the  "1940  Act")  require  each
SEC-registered  investment adviser and each SEC-registered investment company to adopt  written codes of ethics  containing  provisions  reasonably  necessary to prevent employees and certain other persons from engaging in personal trading in violation of these Rules, and to maintain records, use reasonable diligence, and adopt and implement  procedures as reasonably  necessary to prevent,  detect and correct violations. It is unlawful to engage in personal securities transactions in violation of these Rules, general antifraud rules under the federal and state securities laws and fiduciary duties owed to clients.

     This STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS ("Statement"),
which is designed to ensure that personal securities transactions do not violate applicable law and fiduciary duties, has been adopted by (i) Mason Street Funds,
Inc.  (MSF)  and  Northwestern  Mutual  Series  Fund,  Inc.  (SF),  each  as  an
SEC-registered  investment  company (together the "Funds") and (ii) Mason Street
Advisors,  LLC (MSA) as an SEC-registered  investment  adviser and as investment adviser to the Funds (all collectively the "Companies").

     This  Statement  applies to Access Persons as defined under Rule 204A-1 and
Rule 17j-1 (see Definitions below).  Access Persons are responsible for reading, understanding and observing the Statement, keeping in mind that the interests of the Funds and other MSA Clients must be placed first even in a circumstance that is not  covered by a specific  provision.  Access  Persons are  responsible  for reporting  violations of the Statement to Michael  Zielinski,  Chief  Compliance
Officer  for  the   Companies   (the  "CCO").   All  reports  shall  be  treated
confidentially  to the extent  permitted by  applicable  law,  and  investigated promptly and appropriately.  Alternatively, reports may be submitted THROUGH the
Ethics  Resource  Center  of The  Northwestern  Mutual  Life  Insurance  Company
("Northwestern  Mutual") to help ensure  anonymity.  Any retaliation  against an individual  who reports a violation  is  prohibited  and  constitutes  a further violation of the Statement.

     Questions concerning the Statement and requests for further information and related  forms and  procedures  should be directed to Michael  Zielinski (or his designee).

II. DEFINITIONS

"ACCESS PERSON" under Rule 17j-1 means:

          1. Each director of MSA and of each Fund (INCLUDING  EACH  INDEPENDENT
          FUND DIRECTOR);

          2. Each officer of MSA and of each Fund;

          3. Each employee of MSA and of each Fund; and

          4. Each director,  officer, and employee of Northwestern Mutual and of any other company in a control relationship with MSA or a Fund who

               (i) in  connection  with his or her regular  functions or duties, makes,  participates  in, or obtains  information  regarding  the purchase or sale of Reportable Securities by the Funds; OR

               (ii) whose functions relate to the making of any  recommendations with respect to such purchases or sales.

"ACCESS PERSON" under Rule 204A-1 means:

          1. Each director of MSA;

          2. Each officer of MSA;

          3. Each employee of MSA; and

          4. The following other individuals:(1)

               (i) Each person who provides  investment  advice on behalf of MSA and is subject to the supervision and control of MSA; and

               (ii) Each person occupying a similar status or performing similar functions to an officer or director of MSA.

"ACCESS  PERSON" may also include any other  persons who the CCO  determines  to treat as Access Persons  because of their status,  the functions they perform or the information they obtain.

"AUTOMATIC  INVESTMENT PLAN" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend

------------------------------------------
(1) Currently, no such persons have been identified that are not also officers, directors or employees of MSA.

                                        2

reinvestment  plan,  stock purchase plan,  investments by payroll  deduction and pre-set systematic re-balancings, exchanges, purchases and withdrawals, but does
NOT  include  transactions  that  override  any such  program or  non-systematic transactions.

"BENEFICIAL  OWNERSHIP"  shall have the same  meaning as under Rule  16a-1(a)(2)
under the  Securities  Exchange Act of 1934 in  determining  whether a person is subject  to  the  provisions  of  Section  16  of  that  Act,  except  that  the determination  of direct or  indirect  Beneficial  Ownership  shall apply to ALL
Reportable Securities which an Access Person has or acquires.

A person has Beneficial Ownership if he or she, directly or indirectly,  through any contract,  arrangement,  understanding, or relationship has or shares in the opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction or security. Examples include:

     o    Securities held by members of an individual's Immediate Family;

     o    Interests in  securities  held in trust,  which are either  beneficial interests or interests representing investment control;

     o    Exercise, conversion or dividend rights; and

     o    A general  partner's  proportionate  interest in portfolio  securities held by a general or limited o partnership.

An  individual  shall NOT be deemed to have  Beneficial  Ownership  in portfolio securities  held by a  corporation  or  similar  entity  in which he or she owns securities if he or she is not a controlling  shareholder AND he or she does not have or share in investment control over the portfolio. For example,  Beneficial
Ownership  would not exist with respect to an  individual  who is a trustee of a trust,  but  neither  has  investment  discretion  nor  is a  grantor  or  trust beneficiary.

"CLIENT" has the meaning for MSA as it determines  from time to time  consistent with the  Advisers  Act but, in general,  means any person for whom MSA provides investment advisory services for compensation.

"CONTROL"  shall have the same  meaning as that set forth in section  2(a)(9) of the 1940 Act.

"HIGH QUALITY  SHORT-TERM DEBT  INSTRUMENT"  shall mean any instrument  having a maturity  at  issuance  of less  than 366 days and  which is rated in one of the highest two rating  categories  by a Nationally  Recognized  Statistical  Rating
Organization, or which is unrated but is of comparable quality.

"IMMEDIATE  FAMILY"  generally means any relative by blood or marriage living in the individual's  household,  any domestic partner or other minor child residing in his  or  her  household  and,  whether  or  not  living  in the  individual's household,  any other relative with respect to whose  investments the individual has influence or control.

"INDEPENDENT  MSA  DIRECTOR"  means  MSA  directors  that  are not  officers  or employees of MSA or officers, directors or employees of any affiliated person of
MSA.

                                        3

"INDEPENDENT  FUND DIRECTOR"  means a member of the Board of Directors of a Fund who is not an  "interested  person" as defined in Section  2(a)(19)  of the 1940
Act.

"INITIAL PUBLIC  OFFERING" means a registered  offering under the Securities Act of 1933, where the issuer, immediately before the registration,  was not subject to the reporting  requirements of the Securities Exchange Act of 1934. This term does not include secondary public offerings.

"INVESTMENT PERSON" means an Access Person who makes, or participates in making, decisions  regarding  the purchase or sale of  securities by or on behalf of any
Client and any person who directly  assists in the process.  Investment  Persons include portfolio managers,  assistant  portfolio  managers,  research analysts, traders, and other individuals designated by the CCO.

"LIMITED  OFFERING"  means an offering exempt from  registration  under specific private offering and investor exemptions provided in the Securities Act of 1933.
Such investments are commonly referred to as private placements.

"REPORTABLE  FUND" means any  registered  investment  company under the 1940 Act
(other than a money market fund) for which MSA serves as  investment  adviser or whose investment adviser or principal underwriter Controls MSA, is Controlled by
MSA or is under  common  Control  with MSA.  See  Appendix  A for a list of such companies.

"REPORTABLE  SECURITIES"  means  the same as the term used in Rule  204A-1,  and includes any common stock,  preferred  stock,  closed end-  investment  company,
Reportable  Fund,  debt  securities,  futures  contracts  and options on futures contracts  relating  to any  stock,  bond or  index,  and any  other  investment contract or other  instrument  that is  considered  a "security"  under  Section
202(a)(18)  of the  Advisers  Act.  However,  the  term  does  NOT  INCLUDE  the following:

     o    Direct obligations of the U.S. Government;

     o    Bankers' acceptances,  bank certificates of deposit,  commercial paper and High Quality  Short-Term Debt Instruments,  including short term municipal bonds and repurchase agreements;

     o    Shares issued by money market funds;

     o    Shares issued by open-end funds OTHER THAN Reportable Funds(2); and

     o    Shares issued by unit investment trusts that are invested  exclusively in one or more open-end funds, o none of which are Reportable Funds.

III. PROHIBITED AND LIMITED TRANSACTIONS

     A.   INITIAL PUBLIC OFFERINGS

     Investment  Persons are not permitted to acquire,  directly or  indirectly, securities in an Initial Public Offering.  Securities in such offerings may be purchased or received, however, when an individual has an existing right to do so based on his or her status as an

---------------------------------
(2)  Transactions and holdings in shares of closed-end investment companies and offshore funds are reportable regardless of affiliation.

                                        4

investor or similarly  situated  party or the security is acquired in connection with a reorganization or otherwise involves no investment discretion on the part of the  recipient,  except in connection  with the exercise of voting or similar rights.

All other Access Persons  (except  Independent  Fund  Directors) are required to obtain approval from the CCO before they acquire securities in an Initial Public
Offering.  Approval shall be obtained by following the Pre-Clearance  Procedures set forth elsewhere in this Statement, or as otherwise directed by the CCO.

B. LIMITED OFFERINGS

Access  Persons  (except  Independent  Fund  Directors)  are  required to obtain approval from the CCO before they acquire, directly or indirectly, securities in a Limited  Offering.  Approval shall be obtained by following the  Pre-Clearance
Procedures set forth  elsewhere in this Statement,  or as otherwise  directed by the CCO.

C. EXCESSIVE TRADING OF MUTUAL FUND SHARES

Access Persons are expected to abide by trading restrictions imposed by a mutual fund that are described in its prospectus.  Additionally, Access Persons (except
Independent  Fund  Directors)  are required to hold shares of a Reportable  Fund
(which is defined to exclude  money  market  funds) that are  purchased  for the lesser of a calendar month or thirty (30) calendar  days,  including the date of purchase and date of sale.  This holding  period does not apply to  transactions effected  pursuant  to an  Automatic  Investment  Plan,  but  does  apply to all
NON-SYSTEMATIC transactions such as periodic re-balancing.

NOTE:  THE  FOLLOWING  PROVISIONS  D THROUGH F  DESCRIBE  PROHIBITED  INVESTMENT
ACTIVITIES,  BUT THEY DO NOT APPLY TO PERSONAL SECURITIES TRANSACTIONS OF ACCESS
PERSONS THAT ARE EFFECTED PURSUANT TO AUTOMATIC  INVESTMENT PLAN.  ADDITIONALLY,
PERSONAL  SECURITIES  TRANSACTIONS  OF ACCESS PERSONS ARE NOT  IMPLICATED  UNDER
THESE PROVISIONS IF THE FUND OR OTHER CLIENT TRANSACTION IN QUESTION IS EFFECTED
IN RESPONSE TO PROGRAMMED TRADING DESIGNED,  FOR EXAMPLE, TO ALIGN THE FUND'S OR
OTHER  CLIENT'S  INVESTMENT  PORTFOLIO  WITH THE  PERFORMANCE OF A MARKET INDEX.
ACCESS  PERSONS  ARE  REMINDED,  HOWEVER,  THAT  OBTAINING  PRE-CLEARANCE  FOR A
TRANSACTION  AS  REQUIRED  UNDER  THIS  STATEMENT  DOES NOT  RELIEVE  THEM  FROM
CONDUCTING  THEIR PERSONAL  SECURITIES  TRANSACTIONS IN FULL COMPLIANCE WITH THE
PROVISIONS OF THIS STATEMENT AND APPLICABLE LAW,  INCLUDING  COMPLIANCE WITH THE
PROHIBITIONS ON THE FOLLOWING INVESTMENT ACTIVITIES.

                                        5

D. FRONT-RUNNING

The term "front-run" means knowingly  trading before a contemplated  transaction by a Client,  whether or not the Access  Person's  trade and the Client's  trade take place in the same market in order to take  advantage  of, or avoid  changes in, market prices effected by Client transactions in a Reportable  Security.  An
Access Person is prohibited from front-running.

E. SCALPING

An Access Person is prohibited  from  purchasing (or selling short) a Reportable
Security (or its economic  equivalent)  with the intention of recommending  that the security be purchased  (or sold) for a Client for the purpose of  supporting or increasing (or  protecting)  the price of the security for the benefit of the
Access Person, rather than the benefit of the Client. This activity, referred to as "scalping" is  prohibited  whether or not an Access Person  realizes a profit from the subject transaction.

F. BLACKOUT PERIODS

An Access  Person is prohibited  from engaging in a transaction  in a Reportable
Security  which such  person  knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security.
The existence of recent Client trades and pending orders will be checked as part of the Pre-Clearance  Process described in Section V. hereof,  and pre-clearance may be denied if the CCO determines it is  inconsistent  with the best interests of any Client.

G. LIMIT ORDERS.

Access  Persons  that  are  subject  to the  pre-clearance  provisions  of  this
Statement  generally should avoid placing "good until  cancelled"  orders or any limit orders other than a "same-day"  limit order.  Such orders are difficult to pre-clear and can cause inadvertent pre-clearance violations.

H. INSIDER TRADING

Access  Persons are  reminded  that they are  prohibited  from  trading,  either personally  or for the  accounts  of the  Funds or other  Clients,  on  material non-public  information  or  communicating  material  non-public  information to others in violation of the law. Access Persons are responsible for ensuring they are in compliance with any insider  trading  policies and procedures that may be applicable  to them,  including  MSA's Policy  Statement on Insider  Trading and
Northwestern Mutual's Guidelines for Business Conduct.

I. HEDGE FUNDS, INVESTMENT CLUBS AND PARTNERSHIPS

Access  Persons  (except  Independent  Fund  Directors)  are  not  permitted  to participate  in hedge funds,  investment  clubs,  partnerships  or other similar investment vehicles unless approved in advance by the CCO (or his designee). Any approval will be conditioned upon the person  providing a written  certification that he or she does not and will not have any direct or  indirect  influence  or control over trading for such  vehicle,  or  alternatively,

                                        6

subjecting  all  the  underlying  securities  trading  in  the  vehicle  to  the
Statement, including the Statement's pre-clearance and reporting requirements.

IV. REPORTING REQUIREMENTS

     A.   EXEMPTIONS

          1. NON-INFLUENCE AND NON-CONTROL ACCOUNTS.  The reporting requirements of this  Section  do not  apply to  Reportable  Securities  held in an account over which an individual  has no direct or indirect  influence or control.  Individuals  wishing to exempt  accounts  over which they have no direct or indirect  influence or control  must obtain  advance approval from the CCO. Any approval will be conditioned upon providing an initial and annual  written  certification  that he or she does not have any direct or indirect influence or control over the account.

          2. INDEPENDENT FUND DIRECTORS.  Unless otherwise requested by the CCO,
          Independent  Fund Directors are not required to file Holdings  Reports or  Transaction  Reports  unless  he or she knew or,  in the  ordinary course of  fulfilling  his or her official  duties as a Fund  director should have known that during the 15-day period  immediately before or after the director's  transaction in a Reportable  Security,  the Fund purchased  or  sold  the  Reportable  Security,  or  the  Fund  or its investment  adviser  considered  purchasing or selling the  Reportable
          Security.

     B. ACKNOWLEDGEMENT OF RECEIPT FORM; ANNUAL CERTIFICATION

     Upon  commencement  of becoming an Access  Person and annually  thereafter, each Access  Person is required to sign and submit a written  certification acknowledging  (i)  receipt  of  a  copy  of  this  Statement;  (ii)  their compliance  with the Statement  since becoming an Access Person;  and (iii)
     their agreement to comply with the Statement for as long as they are deemed to be an Access Person. Access Persons are also required to sign and submit a form acknowledging receipt of a copy of any amendments to the Statement.

     C. HOLDINGS REPORTS

     Each  Access  Person  is  required  to  submit a report  of all  Reportable
     Securities, other than Northwestern Mutual's 401(k) Plan holdings(3), he or she directly or  indirectly  holds  Beneficial  Ownership (i) NO LATER THAN
     (10) days  after  becoming  an Access  Person  and (ii) at least  once each
     12-month  period  thereafter  on a  date  selected  by  the  CCO.  Holdings information  must be current as of a date NO MORE THAN 45 days prior to the date the individual becomes an Access Person for the initial report, and NO
     MORE  than 45 days  prior to the date  each  subsequent  annual  report  is submitted.

--------------------------------
(3)  Northwestern Mutual 401(k) Plan holdings and transactions are reported to and retained by the Plan administrator and are available to the Companies to satisfy legal or regulatory review or reporting requirements upon request by the Chief Compliance Officer of the Companies.

                                        7

     D.   TRANSACTION REPORTS

     Each  Access  Person  is  required  to submit a  transaction  report of all transactions in Reportable  Securities,  other than  transactions  effected under an Automatic Investment Plan,  Northwestern  Mutual's 401(k) Plan and
     transactions  in an account  over which he or she has no direct or indirect influence  or  control,  NO LATER THAN thirty (30) days from the end of the calendar QUARTER.  Such report shall include all Reportable Securities that are exempt from pre-clearance under Section V.B below.

     E.   REPORTING PROCEDURES; BROKERAGE CONFIRMS AND STATEMENTS

     Access  Persons are  required to provide  the  reports  identified  in this section to the CCO (or his  designee)  in such form and manner as he or she shall instruct.  Brokerage account statements may be provided in substitute for holdings and transaction reports ONLY IF PERMITTED by the CCO.

V. ACCESS PERSON PRE-CLEARANCE REQUIREMENTS

Independent  Fund  Directors  are exempt  from all  pre-clearance  requirements.
Independent MSA Directors must pre-clear  transactions  in Limited  Offerings or
Initial  Public  Offerings;  however,  such  persons  are exempt  from all other pre-clearance requirements. ALL OTHER ACCESS PERSONS MUST PRE-CLEAR TRANSACTIONS
IN ALL  REPORTABLE  SECURITIES,  except  for  those  exempt  from  pre-clearance identified below.

     A.   PRE-CLEARANCE PROCESS

     Access  Persons are  required to  pre-clear a  transaction  by entering the transaction into the StarCompliance  system available on the internet.  The pre-clearance  request will identify  Limited  Offerings or Initial  Public
     Offerings  and such  requests will be routed to MSA's CCO for his approval.
     Access Persons will be notified by the StarCompliance  system when approval has been granted.

     B.   REPORTABLE SECURITIES AND TRANSACTIONS EXEMPT FROM PRE-CLEARANCE

     The following  Reportable  Securities and  Transactions are exempt from the pre-clearance requirements of this Section.

          1. REPORTABLE  FUNDS.  Transactions in Reportable  Funds. A listing of such funds will be maintained on the Attached Appendix A.

          2. BROAD-BASED  INDICES.  Any Reportable Security whose value is based upon the  value or  changes  in value of a  BROAD-BASED  market  index
          (defined as an index consisting of 100 or more underlying  securities)
          including,  for example, the NASDAQ-100 Index Tracking Stock (QQQQ) or
          Standard & Poor's Receipts (SPY). MSA's CCO may add indices consisting of  less  than  100  underlying  securities  to  this  exemption  on a case-by-case  basis.  Any such  exemption  will be based on the  CCO's determination  that MSA Client  transactions would be unlikely to have any  material  impact on the market  price of the index.  A listing of such indices will be maintained on the Attached Appendix B.

                                        8

          3.  NON-VOLITIONAL   TRANSACTIONS.   Reportable  Securities  that  are
          acquired or disposed of without the Access  Person's  discretion as to time or amount including, for example, (i) securities acquired through stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate  reorganizations  generally  involving all holders of the same class of securities,  (ii) an involuntary  sale as the result of a company exercising a call provision on its outstanding debt,  and (iii)  assignments  of options or  exercises  of options at expiration.

          4.  DIVIDEND  REINVESTMENTS,   RIGHTS  ISSUANCES  AND  SIMILAR  PLANS.
          Acquisitions  of  securities  through  stock  dividends  and  dividend reinvestment  plans ("DRIPs") and stock acquired  through the exercise of rights that are issued pro rata to all holders of the same class of securities.

          5. EMPLOYER  STOCK OPTION PLANS.  Transactions  involving the exercise and/or  purchase of  securities  pursuant to an employer  stock option plan. Such plans may be applicable to persons subject to the Statement because the Access Person has  Beneficial  Ownership of their account.
          The sale of securities received from such plans must be pre-cleared.

          6. TENDER OFFERS FOR ALL SHARES.  Transactions pursuant to a bona fide tender  offer  made  for any and all  outstanding  securities  held by holders of the same class of  securities.  HOWEVER,  tender offers for less than all outstanding securities of a class must be pre-cleared.

          7. NON-INFLUENCE AND NON-CONTROL  ACCOUNTS.  Transactions  effected in
          Reportable  Securities held in an account over which an individual has no direct or indirect  influence  or control.  Individuals  wishing to exempt  accounts over which they have no direct or indirect  influence or control  must obtain  advance  approval  from the CCO. Any approval will be  conditioned  upon  providing  an initial  and annual  written certification  that he or she does not have  any  direct  or  indirect influence or control over the account.

     C.   PRE-CLEARANCE STANDARDS.

          1. GENERAL.  Trades will only be pre-cleared if it is determined that, considering all of the facts and circumstances, the transaction is not inconsistent  with the  provisions  of this  Statement.  Pre-clearance requests  must be submitted on such form and in such manner as the CCO shall direct and shall be reviewed against recent and pending executed transactions,  open orders and current investment  recommendations for
          Clients.

          No  individual  authorized to pre-clear  transactions  may pre-clear a transaction  involving  a  Reportable  Security in which he or she has
          Beneficial Ownership.

          2.  COMPLIANCE  WITH INSIDER  TRADING  POLICIES.  In  connection  with requesting pre-clearance of a personal securities transaction,  Access
          Persons  are  reminded  of their  obligation  to adhere to  applicable
          Company and Northwestern  Mutual policies with respect to material and non-public information.

                                        9

          3. DUTIES OF INVESTMENT  PERSONS. A security shall be considered to be recommended when a buy or sell recommendation is made by an Investment
          Person for a Client's account, and such recommendation is under active consideration by an Investment  Person.  An Investment  Person may not
          fail  to  make  a  recommendation  to  a  Client  in  order  to  avoid limitations  on or  conflicts  with  regard  to his  or  her  personal securities transactions.

          4. SEVEN-DAY BLACKOUT PERIOD.  Clearance will not usually be given for any personal  transaction in a Reportable Security that is proposed to be  effected  during the seven  calendar  day period  after  either an investment  recommendation is made for a Client's account with respect to the same security or a buy or sell order for a Client's  account is executed  or  while a  Client  order  is  pending  for  that  security
          ("Seven-Day Blackout Period").  HOWEVER,  pre-clearance may be granted to sell such a security during the Seven-Day  Blackout Period provided the security has been disposed of first for all Clients. Additionally,
          Client trades executed within seven days after a personal  transaction is effected  will be reviewed,  and the CCO reserves the right to take any  action  with  respect  to  such  personal  transactions  that  he determines  appropriate  to help ensure that Client  interests are not undermined by the personal  investment  activities of Access  Persons, including the actions discussed in Section VI.F. of this Statement.

          The Seven-Day Blackout Period shall not apply:

               (i) If the Access  Person's  aggregate  transactions  in a 30-day period amount to 500 shares OR LESS (or  equivalent  derivatives)
               in the common stock of a company with a market  capitalization of
               $3 billion OR MORE at the time of the transaction. THIS EXEMPTION
               IS  NOT  AVAILABLE  FOR   INVESTMENT   PERSONS  IN  MSA'S  EQUITY
               DEPARTMENT.  IN ADDITION,  ACCESS  PERSONS ARE REMINDED THAT THEY
               MAY NOT  KNOWINGLY  TRADE  PARALLEL  TO OR  AGAINST A CLIENT IN A
               REPORTABLE SECURITY AT ANY TIME OR IN ANY AMOUNT.

               (ii) To  transactions  in Client  accounts that are effected by a third party  adviser (or  sub-adviser)  of which an Access Person has no knowledge.

               (iii) To  transactions  in Client  accounts  that are effected in response to programmed trading designed,  for example, to align a
               Client's  investment  portfolio with the  performance of a market index.

     5. APPROVAL PERIOD.  Generally,  a pre-clearance is good until the close of the business/trading day following the day clearance is granted;  provided, however,  the CCO or his designee may shorten or rescind any approval if he or  she  determines  it  is  appropriate  to do  so.  IT  IS  NECESSARY  TO
     RE-PRE-CLEAR TRANSACTIONS THAT ARE NOT EXECUTED WITHIN THE APPROVAL PERIOD.

                                       10

VI.  ADMINISTRATION, RECORDKEEPING AND ENFORCEMENT

     A.   COMPLIANCE TRAINING PROGRAM AND SUPERVISORY PROCEDURES

     MSA's CCO is  responsible  for  developing  a compliance  training  program designed to ensure that all  personnel who are subject to the Statement are furnished  a copy of the  Statement  and  have  read and  understand  their responsibilities  under  it. In  addition,  MSA's  CCO is  responsible  for developing  written compliance  supervisory  procedures that are reasonably designed to prevent, detect and correct violations of the Statement.  MSA's
     CCO is also  responsible for ensuring that the compliance  training program and  procedures  are kept  current and  personnel  are informed of material changes and re-trained as needed.

     All individuals subject to the Statement are required to participate in all compliance  training  programs that MSA's CCO  determines are mandatory for them to attend.

     B.   APPROVAL AND ANNUAL REVIEW OF STATEMENT

     Adoption of the Statement by each of the  Companies  shall be in accordance with their bylaws and other governing instruments.  In addition, the Funds'
     board of directors, including a majority of the Independent Fund Directors, must approve,  in accordance  with the provisions of Rule 17j-1 of the 1940
     Act, this Statement, any material changes to the Statement and policies and procedures  reasonably  designed  to enforce  its  provisions  and  prevent violations,  all as they relate to the Funds and to MSA in its  capacity as the Funds' investment adviser. The CCO shall review, at least annually, the adequacy of the Statement and the effectiveness of its implementation.

     C.   INTERPRETATIONS AND WAIVERS

     As to each Company,  the Chief Compliance  Officer, to the extent he or she is  vested  individually  or  jointly  with the  necessary  discretion  and authority,  may  interpret  issues  and  waive or  except  compliance  with provisions  of the  Statement if he or she finds that such  interpretation, waiver or exception (i) is necessary to alleviate undue  hardship,  in view of unforeseen circumstance, or is otherwise appropriate under the facts and circumstances; (ii) is not inconsistent with the purposes and objectives of the  Statement;  (iii)  will not  adversely  affect  the  interests  of any
     Clients,  the Companies or their affiliates;  and (iv) will not result in a transaction or conduct that would violate  applicable  law,  regulations or fiduciary principles.  Any waiver,  exception or interpretation shall be in writing stating the basis therefore, and shall be maintained with the books and records of the Company.

     D.   REPORTING TO FUND BOARD AND SENIOR MANAGEMENT; ANNUAL CERTIFICATION

     Consistent  with the  provisions  of Rule 17j-1 of the 1940 Act,  the Chief
     Compliance  Officers  of each of the Funds and MSA in its  capacity  as the
     Funds'  investment  adviser,  shall  provide  a  written  report,  at least annually,  to the  Funds'  board of  directors  that  describes  any issues arising  under the  Statement  as it applies to the entity and any  related procedures  since the last  such  report  including,  but not  limited  to, information  about material  violations  and sanctions  imposed in response thereto,  and any  waivers or  exceptions  during the  reporting  period of provisions  of the  Statement  that might be

                                       11

     considered important by the board. Similar reporting shall be made by MSA's
     Chief Compliance Officer to MSA senior management.

     In addition,  the Chief Compliance  Officer of the Funds and MSA shall also certify  annually  in  writing  that  the  entity  has  adopted  procedures
     reasonably   necessary  to  prevent   Access  Persons  from  violating  the
     Statement.

     E.   REPORTING OF VIOLATIONS OF THE STATEMENT

     Access Persons  subject to the Statement are required to report promptly to the  CCO  violations  of the  Statement,  including,  but not  limited  to, pre-clearance  and  reporting  violations.  All  reports  shall be  treated confidentially  to the extent permitted by applicable law, and investigated promptly and appropriately. Alternatively, reports may be submitted THROUGH the Ethics Resource Center of Northwestern Mutual to help ensure anonymity.
     This is in addition to any reporting  obligations  that Access  Persons may have under other policies or any voluntary  reporting of information to the
     Ethics Resource Center. Any retaliation against an individual who reports a violation  is  prohibited  and  constitutes  a  further  violation  of  the
     Statement.

     F.   VIOLATIONS OF THE STATEMENT

     Compliance  with the Statement is a condition of employment for each Access
     Person,  and any  violation  of the  Statement  may result in  disciplinary action  including,  but not  limited  to  warnings,  fines,  disgorgements, suspensions,  demotions, and termination of employment or other association with a Company or any of its  affiliates.  In addition to these  sanctions, violations may result in referral to civil or criminal authorities.

     If a violation or potential  violation  of the  Statement by an  individual comes to the attention of the CCO, he shall be required to investigate  the matter,  which may include a meeting with the  individual,  if appropriate.
     Upon  completion  of the  investigation,  the CCO may confer with others if appropriate  or  required  in order to  determine  whether and what type of remedial action should be taken. If disgorgement is required as a result of a  violation,  the  proceeds  shall be donated to the  Northwestern  Mutual
     Foundation,  unless  the  violation  resulted  from  personal  trades  that directly conflicted with those of Clients, in which case the proceeds shall be paid directly to such Clients.

     G.   RECORDKEEPING.

          1.  RECORDS  UNDER THE  ADVISERS  ACT.  The CCO shall  ensure that the following records pertaining to the Statement are maintained.

               o    A copy of the Statement and any amendments thereto;

               o    A record of any identified  violation of the Statement,  and of any action taken as a result of the violation;

               o    A record of all written  acknowledgements  of receipt of the
                    Statement and amendments  thereto o from each individual who is currently,  or within the past five years was, subject to the Statement;

                                       12

               o    Holdings and transactions reports made hereunder,  including any brokerage  confirmation and o account statements made in lieu of such reports;

               o    A list of the names of  individuals  who are  currently,  or within the past five years were, Access Persons;

               o    A list of the names of  individuals  who are  currently,  or within the past five years were, Investment Persons;

               o    A  record  of  any  decision  and  supporting   reasons  for
                    approving the acquisition of securities by Access Persons in
                    Limited  Offerings  and  Initial  Public  Offerings  (if not
                    prohibited)  for at least  five  years  after the end of the fiscal year in which approval was granted; and

               o    A record of any decision that grants an  individual  subject to the  Statement a waiver from or o exception to any of its provisions.

          2. RULE 17J-1 RECORDS. The Funds and MSA, as investment adviser to the
          Funds, shall also maintain:

               o    A  record  of  persons   responsible  for  reviewing  Access
                    Persons'  reports  currently  or during the past five years;
                    and

               o    A copy of reports  provided to the Funds' board of directors pursuant to Rules 17j-1 and 38a-1 of the 1940 Act.

          3.  RETENTION  PERIOD.  Copies of the  Statement  (and any  amendments thereto)  must be kept for five  years  after  the last date it was in effect.  Copies of receipt  acknowledgements  of the Statement must be kept for five years after the date the signers  cease being subject to the Statement.  Lists of Access Persons and Investment Persons must be kept for five  years,  even if some of the  individuals  listed are no longer classified as such. Each other record shall be maintained for a period of not less than five  years  from the end of the  fiscal  year during which the last entry was made on such record. All records shall be preserved in an easily accessible place and for the first two years shall be kept in an  appropriate  office of the Company  designated by the CCO.

H. CONFIDENTIALITY

All procedures,  reports and records monitored,  prepared or maintained pursuant to the Statement shall be considered confidential and proprietary,  and shall be maintained and protected accordingly.

I. FILING OF FORMS AND REPORTS

Except as required by law, any form or report required by a Company to be signed and in writing may be submitted by e-mail or other  electronic  form approved by the CCO.

J. USE

The  Statement  is solely for  internal  use by the  Companies  and  neither the
Statement  or  any  forms,  reports  or  other  records  created  hereunder  (i)
constitute an admission, by or on behalf of any individual or any Company or its affiliates, as to any fact, circumstance or

                                       13

legal conclusion;  (ii) evidence, describe or define any relationship of control between or among any persons;  (iii) form the basis for  describing  or defining any conduct by an individual or Company or its affiliates  that should result in such  person  being  liable to any other  person,  except  insofar as conduct in violation of the Statement is sufficient cause for any sanction  hereunder up to and including  termination of employment or any other association with a Company or its affiliates.

                                       14

                                                                      APPENDIX A

                            MASON STREET FUNDS, INC.

Small Cap Growth Stock Fund
Aggressive Growth Stock Fund
International Equity Fund
Index 400 Stock Fund
Growth Stock Fund
Large Cap Core Stock Fund
Index 500 Stock Fund
Asset Allocation Fund
High Yield Bond Fund
Municipal Bond Fund
Select Bond Fund

                      NORTHWESTERN MUTUAL SERIES FUND, INC.

Small Cap Growth Stock Portfolio
T. Rowe Price Small Cap Value Portfolio
Aggressive Growth Stock Portfolio
International Growth Portfolio
Franklin Templeton International Equity Portfolio
AllianceBernstein Mid Cap Value Portfolio
Index 400 Stock Portfolio
Janus Capital Appreciation Portfolio
Growth Stock Portfolio
Large Cap Core Stock Portfolio
Capital Guardian Domestic Equity Portfolio
T. Rowe Price Equity Income Portfolio
Index 500 Stock Portfolio
Asset Allocation Portfolio
Balanced Portfolio
High Yield Bond Portfolio
Select Bond Portfolio
Money Market Portfolio

                         FIDELITY VIP MID CAP PORTFOLIO

Fidelity VIP Mid Cap Portfolio

                      RUSSELL INVESTMENT FUNDS (RIF FUNDS)

FUND                                                            CUSIP#

RUSSELL INVESTMENT FUNDS
Multi-Style Equity                                             782491104
Aggressive Equity                                              782491203

                                       15

Non-US                                                         782491302
Real Estate Securities                                         782491609
Core Bond                                                      782491401

                   FRANK RUSSELL INVESTMENT FUNDS (FRIC FUNDS)

FUND                                                CUSIP#          NASDAQ CODE

RUSSELL FUNDS
Diversified Equity                                  782493803           RDESX
Real Estate Securities                              782493761           RRESX
Special Growth                                      782493886           RSPSX
Equity Income (Closed 10/24/03)                     782493878           REQSX
Diversified Bond                                    782493860           RDBSX
International Securities                            782493845           RISSX
Multistrategy Bond                                  782493753           RMSSX
Tax Exempt Bond                                     782493837           RLVSX
Quantitative Equity                                 782493795           RQESX
Short Duration Bond                                 782493506           RFBSX
Emerging Markets                                    782493746           REMSX
Tax-Managed Large Cap                               782493720           RETSX
Tax-Managed Mid & Small Cap                         782478507           RTSCX
Select Value                                        782478762           RSVSX
Select Growth                                       782478812           RSGSX

OTHER FUNDS
Russell Multi-Mgr Principal Protected               782478697           RMPAX

LIFEPOINTS(R) FUNDS
Aggressive Strategy                                 782493597           RALDX
Balanced Strategy                                   782493589           RBLDX
Moderate Strategy                                   782493571           RMLDX
Conservative Strategy                               782493563           RCLDX
Equity Aggressive Strategy                          782493555           RELDX

INSTITUTIONAL FUNDS
Equity I                                            782493100           REASX
Equity II                                           782493209           REBSX
Equity III (Closed 10/24/03)                        782493308           RECSX
Fixed Income I                                      782493407           RFASX
International                                       782493605           RINSX
Fixed Income III                                    782493738           RFCSX
Equity Q                                            782493811           REDSX

MONEY MARKET FUNDS
Money Market                                        782493704           RMMXX

                                       16

U.S. Govt. Money Market                             782493829           RGVXX
Tax Free Money Market                               782493779           RTSXX

OTHER FUND OF FUNDS
Tax Managed Global Equity                           782478705          RTGCX

PLEASE NOTE: THE FOLLOWING  FUNDS ARE NOT AVAILABLE FOR PURCHASE BY U.S.  ACCESS
PERSONS

                         FRANK RUSSELL AUSTRALIAN FUNDS

RUSSELL FUNDS
Russell Australian Shares Fund
Russell Australian Shares Aggressive Fund Class A
Russell International Shares Fund Class A
Russell International Shares Fund- A Hedged Class A
Russell Australian Bond Fund Class A
Russell Inflation Linked Bond Fund
Russell International Bond Fund- A Hedged Class A
Russell Australian Property Securities Fund
Russell Australian Cash Fund
Russell World Shares Fund
Russell World Bond Fund
Russell International Shares Index Fund - A Hedged
Russell Conservative Fund
Russell High Growth Fund
Russell Alternative Strategies Fund - A Hedged
Russell Balanced Fund
Russell Growth Fund
Russell Diversified 50 Fund
Foundation II Portfolio
Foundation IV Portfolio
Foundation VI Portfolio
Ventura Wholesale Capital Stable Fund
Ventura Wholesale Diversified 50 Fund
Ventura Wholesale Growth 70 Fund
Ventura Wholesale Australian Shares Fund
Ventura Wholesale International Shares Fund
Ventura Retail Capital Stable Fund
Ventura Retail Diversified 50 Fund
Ventura Retail Growth 70 Fund

                                       17

Ventura Retail Australian Shares Fund
Ventura Retail International Shares Fund
Medapiri Unit Trust Domestic Equity (private equity)
Medapiri Unit Trust International Equity (private equity)

POOLED SUPERANNUATION TRUST
Option 1(A): Russell Australian Shares Unit
Option 2(A): Russell International Shares Unit
Option 3(A): International Shares Unit A Hedged
Option 4(A): Russell Australian Property Securities Unit
Option 5(A): Russell Australian Bond Unit
Option 7(A): International Bond Unit A Hedged
Option 6(A): Russell Inflation Linked Bond Unit
Option 8(A): Russell Australian Cash Unit
Option 20(A): Russell Conservative Unit
Option 21(A): Russell Diversified 50 Unit
Option 22(A): Russell Balanced Unit
Option 23(A): Russell Growth Unit
Option 32 (A): Russell Balanced Unit - Passive Option
Russell Australian Shares Aggressive Unit
Russell Australian Core Property Portfolio Unit

                        FRANK RUSSELL DUBLIN BASED FUNDS

FRANK RUSSELL INVESTMENT COMPANY LLC
U.S. Equity Fund
Sovereign International Equity

FRANK RUSSELL INVESTMENT COMPANY PLC
Emerging Markets Equity Fund
Global Bond Fund
Japan Equity Fund
Pacific Basin Equity Fund
U.S. Bond Fund
U.S. Small Cap Equity Fund
U.S. Equity Fund Ireland
Continental European Equity Fund
U.K. Equity Fund
Sterling Bond Fund
Sterling Corporate Bond Fund
U.K. Index Linked Fund
UK Long Dated Gilt Fund

FRANK RUSSELL INVESTMENT COMPANY II PLC
Pan European Equity Fund
Global Bond (Euro Hedged) Fund

                                       18

Euro Fixed Income Fund
U.K. Quant Fund
U.S. Value
U.S Growth
U.S. Quant Fund
World Equity Fund

FRANK RUSSELL INVESTMENT COMPANY III PLC
U.S. Dollar Cash Fund
U.S. Dollar Cash Plus Fund
The Euro Cash Fund
Sterling Cash Fund

MULTI-STYLE, MULTI-MANAGER FUNDS PLC
European Fixed Income
European Small Cap Fund
Global High Yield Fund
Global Bond Fund
Pan European Equity Fund
US Equity Fund
Japan Equity Fund
Pacific Basin (ex-Japan) Equity Fund
US Small Cap Fund
Global Bond (Euro Hedged) Fund
Emerging Markets Equity

FRANK RUSSELL ASSET MANAGEMENT (I & II)
FRAM I US Equity Fund LP
FRAM II US Quant Fund LP

FR MULTI MANAGER PLC
Growth Fund
Balanced Fund
Cautious Fund
Global Equity Fund (ex UK)
Global Equity Fund
Global 20 Multi-Manager Fund
Global 35 Multi-Manager Fund
Global 50 Multi-Manager Fund
Global 70 Multi-Manager Fund
Global 90 Multi-Manager Fund

FRANK RUSSELL INSTITUTIONAL FUNDS PLC
Hedged Global Bond Fund
U.K. Balanced Fund
Growth Fund
Growth and Income Fund
Global Equity Fund

                                       19

FRANK RUSSELL QUALIFYING INVESTOR FUND PLC
U.K. Balanced Fund

FRANK RUSSELL ALTERNATIVE INVESTMENTS FUND PLC
The Alternative Strategies Fund

FRANK RUSSELL ALTERNATIVE STRATEGIES FUND PLC.
Frank Russell Alternative Strategies Fund

FRIC-OMAM
US Growth Equity Fund
US Value Equity Fund
US Core Equity Fund
EAFE Concentrated Equity Fund
EAFE Equity Fund
US Core Bond Fund
Global Equity Fund
Global (ex US) Bond Fund
Global Bond Fund
Global Money Market Fund

FRANK RUSSELL MULTI STRATEGY GLOBAL BOND FUND
Frank Russell Multi Strategy Global Bond Fund
Currency Fund

FRANK RUSSELL UNIT TRUST
The International Bond Fund

CDN - ETOILE MULTI GESTION EUROPE FUND (CURRENTLY BEING RESTRUCTURED)
CdN - Etoile Multi Gestion Europe Fund

INTEGRITAS MULTI MANAGER FUND PLC (CURRENTLY BEING RESTRUCTURED)
The U.K. Equity Fund
US Equity Fund
Continental European Equity Fund
Continental European Equity Fund
Continental European Equity Fund
Continental European Equity Fund
Japan Equity Fund
Emerging Markets Equity Fund
Pacific Basin Equity
Sterling Bond Fund
European Fixed Interest
Global Bond Fund
Sterling Corporate Bond Fund
US Bond Fund
U.K Index Linked Fund

                                       20

U.S Small Cap Equity Fund
Global Equity Fund

ROBECO MULTI-MANAGER ASIA PACIFIC FUND (CURRENTLY BEING RESTRUCTURED)
Robeco Far East Capital Growth Fund

SCOTTISH WIDOWS MULTI-MANAGER FUNDS
UK Equity Income Fund
UK Equity Focus Fund
UK Equity Growth Fund
International Equity Fund

PKN US JOINT EQUITY INVESTMENT TRUST
PKN US Joint Equity Investment Trust

                             RUSSELL GROUP OF FUNDS

RUSSELL GROUP OF FUNDS
Russell Canadian Equity Fund
Russell Canadian Fixed Income Fund
Russell US Equity Fund
Russell Overseas Equity Fund

LIFEPOINTS FUNDS
LifePoints Long Term Growth Portfolio (formerly
LifePoints Opportunity Fund)
LifePoints Balanced Growth Portfolio (formerly
LifePoints Progress Fund)
LifePoints Balanced Income Portfolio (formerly
LifePoints Achievement Fund)
LifePoints Global Equity Fund (formerly Russell Global Equity Fund) (Closed 11/29/02)
LifePoints All Equity Portfolio
LifePoints All Equity RSP Portfolio

                          SOVEREIGN INVESTMENT PROGRAM

SOVEREIGN POOLS
Canadian Equity Pool
US Equity Pool
Overseas Equity Pool
Global Equity RSP Pool
Emerging Markets Equity Pool
Canadian Fixed Income Pool
Money Market Pool

                                       21

                             FRTC COMMON TRUST FUNDS

Russell Common Trust Large Cap Structured Equity Fund
Russell Common Trust Small Cap Equity Fund
Russell Common Trust Value Equity Fund
Russell Common Trust Growth Equity Fund
Russell Common Trust Short-Term Bond Fund
Russell Common Trust Core Bond Fund
Russell Common Trust International Equity Fund
Russell Common Trust Real Estate Securities Fund
Russell Common Trust Real Estate Equity Fund

                                      CEBFT
                                   FRTC FUNDS

Russell Equity I Fund
Russell Equity II Fund
Russell Small Cap Fund
Russell Small Cap II Fund
Russell 1000(R) Fund
Russell 1000(R) Index Fund Series I
Russell Tactical Asset Allocation Fund
Russell Value Fund (Closed 9/30/02)
Russell Growth Fund
Russell Fixed Income I Fund
Russell Fixed Income II Fund
Russell All International Markets Fund
Russell International Fund
Russell Emerging Markets Fund
Russell Investment Contract Fund
Russell Capital Contract Fund
Russell Aggressive Balanced Fund
Russell Balanced Income Fund
Russell Domestic Conservative Balanced Fund
Russell Domestic Diversified Fund (Closed 01/12/04)
Russell Domestic Moderate Balanced Fund
Russell Global Aggressive Balanced Fund
Russell Global Equity Fund
Russell Global Balanced Fund
Russell Securities Lending Short-Term Investment Fund
Russell Short-Term Investment Fund
Russell Real Estate Equity Fund
Russell Real Estate Securities Fund
Russell Multi-Manager Bond Fund

                                       22

Russell Quantitative Bond Fund
Russell Large Cap Equity Index Fund
Russell Large Cap Equity Index Fund Series I
Russell Large Cap Structured Equity Fund
Russell Developing Managers Fund
Russell US Value Fund

                            FRANK RUSSELL JAPAN FUNDS

FRANK RUSSELL INVESTMENT (JAPAN) LTD.
Mother Fund
Russell Japan Equity Mother Fund
Russell International Equity Mother Fund
Russell Global Bond Mother Fund
Russell International Bond Mother Fund
Russell Japan Bond Mother Fund
Baby Fund
Russell Japan Equity Fund I
Russell International Equity Fund I
Russell Global Bond Fund I
Russell Japan Bond Fund I
Russell International Bond Fund I A
Russell International Bond Fund I B
Russell Japan Equity Multi Manager Fund
Institutional Baby Fund
Russell Japan Equity Fund I-1 (Closed 04/22/02)
Russell Japan Equity Fund I-2
Russell International Equity Fund I-1
Russell International Equity Fund I-2
Russell International Equity Fund I-3 (Closed 06/27/02)
Russell International Equity Fund I-4 A
Russell International Equity Fund I-4 B
Russell International Bond Fund I-1
Russell Japan Bond Fund I-1
Russell Japan Bond Fund I-2
Russell Japan Bond Fund II
Russell Japan Equity Fund II
Russell International Equity Fund II
Russell International Bond Fund I-2
Russell International Bond Fund II A
Russell International Bond Fund II B
Russell Japan Bond Fund III
Russell International Bond Fund III A
Russell International Bond Fund III B
Russell Japan Equity Fund I-3

                                       23

                                                                      APPENDIX B

ADDITIONAL INDEX RELATED INVESTMENTS THAT ARE EXEMPT FROM PRE-CLEARANCE

1.   The Dow Jones Industrial Average

2.   The INTER@CTIVE Week Internet Index

German DAX Index

                                       24